Exhibit G

AMENDMENT NO. 2 TO FISCAL AGENCY AGREEMENT

AMENDMENT No. 2 (this “Amendment”), dated as of January 5, 2016 to the Fiscal Agency Agreement, dated as of March 13, 2000, between the Government of Israel on behalf of the State of Israel (“Israel”) and Citibank, N.A., as Fiscal Agent, as amended by Amendment No. 1 to Fiscal Agency Agreement, dated as of February 24, 2004 (as so amended, the “Fiscal Agency Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, Israel wishes to provide for the issuance of additional series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities may contain new provisions relating to events of default and certain other changes, all as more fully described herein;

WHEREAS, Section 11(a) of the Fiscal Agency Agreement provides, among other things, that Israel and the Fiscal Agent may, upon agreement between themselves, without the consent of any holder of Securities of any series, amend, modify or supplement the Fiscal Agency Agreement or the Securities of a series (a) for the purpose of curing, correcting or supplementing any defective provision thereof or (b) in any manner which Israel and the Fiscal Agent may determine that shall not be inconsistent with the Securities of such series and shall not adversely affect the interest of any holder of Securities of such series in any material respect; and

WHEREAS, Israel has requested and the Fiscal Agent has agreed, consistent with such Section 11(a), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Scope of Amendment. The provisions of this Amendment shall apply only to any Securities of any series issued in the future under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any series of Securities issued prior to January 5, 2016 (including any further issuances of such Securities) under the Fiscal Agency Agreement.

2. Amendment to Section 1(a) of the Fiscal Agent Agreement. Section 1(a) of the Fiscal Agency Agreement is hereby amended and restated in its entirety as follows:

“(a) General. Israel may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series.” The Securities constitute and will constitute direct, general, unconditional unsecured and unsubordinated External Indebtedness (as defined in the Securities) of Israel for which the full faith and credit of Israel is pledged. The Securities rank and will rank without preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Israel. It is understood that this provision shall not be construed so as to require Israel to make payments under the Securities ratably with payments being made under any other External Indebtedness. The aggregate principal amount of the Securities of all Series, which may be authenticated and delivered under this Agreement and which may be outstanding at any time, is not limited by this Agreement.”

3. Amendment to Section 11 of the Fiscal Agent Agreement. Section 11 of the Fiscal Agency Agreement is hereby amended and restated in its entirety as Section 11-1 as follows:

“SECTION 11-1. Consent of Holders.

(a)	Provisions for Meeting of Holders.

(i)	Israel may convene a meeting of holders of the Securities of any Series at any time in accordance with this Fiscal Agency Agreement. Israel will determine the time and place of the meeting. Israel will instruct the Fiscal Agent to notify the holders of the Securities of such Series of the time, place and purpose of the meeting not less than 30 nor more than 60 days before the meeting.

(ii)	Israel or the Fiscal Agent will convene a meeting of holders of Securities of a Series if the holders of at least 10% in principal amount of the Outstanding Securities of such Series have delivered a written request to Israel or the Fiscal Agent (with a copy to Israel) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Israel shall notify the Fiscal Agent, and the Fiscal Agent shall notify the holders of the Securities of that Series, of the time and place of the meeting, which shall take place not less than 30 and not more than 60 days after the date on which such notification is given.

(iii)	Israel will set the procedures governing the conduct of any meeting in accordance with this Fiscal Agency Agreement and, if additional procedures are required, Israel shall establish such procedures as are customary in the market.

(iv)	The notice convening any meeting of holders of Securities of a Series shall specify: (A) the date, time and location of the meeting; (B) the agenda and the text of any resolution to be proposed for adoption at the meeting; (C) the record date for the meeting, which shall be no more than five (5) Business Days (as defined below) before the date of the meeting; (D) the documentation required to be produced by a holder of Securities in order to be entitled to participate at the meeting or to appoint a proxy to act on behalf of the holder of Securities at the meeting; (E) any time deadline and procedures required by any relevant international and/or domestic clearing systems through which the Securities of such Series are traded and/or held by holders of Securities of such Series; (F) if the meeting is to consider a proposal for a Cross-Series Modification (as defined below), an indication of (x) which Series of Securities will be aggregated for purposes of voting on that proposal and (y) the Modification Method (as defined below) chosen by Israel for the vote on that proposal; (G) for meetings to consider any Reserve Matter Modifications, any information that is required to be provided by Israel pursuant to Section 11-2(j); and (H) the identity of the Modifications Tabulation Agent (as defined below); if any.

(v)	To be entitled to vote at any meeting a Person (as defined in the Securities) must be a holder of Outstanding (as defined below) Securities of the relevant Series or a Person duly appointed in writing as a proxy for such a holder.

(b)	Written Consent. Modifications (as defined below) may also be approved by holders of the Securities pursuant to a written action consented to by holders of the requisite percentage of Securities of that Series. If a proposed Modification is to be approved by a written action, Israel shall solicit the consent of the relevant holders of the Securities to the proposed Modification not less than 10, nor more than 30, days prior to the expiration date for the receipt of such consents specified by Israel. If the consent solicitation relates to a proposal for a Cross-Series Modification, the solicitation shall include an indication of (x) which Series of Securities will be aggregated for purposes of consenting to that proposal, (y) the Modification Method chosen by Israel for the consent regarding that proposal, and (z) the identity of the Modifications Tabulation Agent, if any. For consent solicitations relating to Reserve Matter Modifications, the solicitation shall also include any information required to be provided by Israel pursuant to Section 11-2(j).”

4. Addition of Section 11-2 of the Fiscal Agent Agreement. A new Section 11-2 is added to the Fiscal Agency Agreement, to read in full as follows:

“SECTION 11-2. Modifications.

(a)	Definitions.

(i)	“Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking or trust institutions are authorized generally or obligated by law, regulation or executive order to close in New York City, London or Israel (or in the city where the relevant Paying Agent or Transfer Agent is located).

(ii)	“Cross-Series Modification” means a Reserve Matter Modification to the terms of the Securities of two or more Series, or to this Fiscal Agency Agreement insofar as it affects the Securities of two or more Series.

(iii)	“Cross-Series Modification with Single Aggregated Voting” means a Cross-Series Modification that is Uniformly Applicable and is made in accordance with Section 11-2(f).

(iv)	“Cross-Series Modification with Two-Tier Voting” means a Cross-Series Modification that is made in accordance with Section 11-2(g).

(v)	“Modification” means any modification, amendment, supplement or waiver, including those effected by way of exchange or conversion, affecting one or more Series of Securities.

(vi)	“Modification Method” shall have the meaning set forth in Section 11-2(d).

(vii)	“Modifications Tabulation Agent” shall have the meaning set forth in Section 11-2(h).

(viii)	“Officer’s Certificate” means, as the context requires, a certificate signed by the appropriate Authorized Official.

(ix)	“Opinion of Counsel” means an opinion in writing signed by internal or external legal counsel to Israel.

(x)	“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity Date thereof.

(xi)	“Outstanding” means, in respect of the Securities of any Series, the Securities of such Series authenticated and delivered pursuant to this Fiscal Agency Agreement except for: (A) Securities of that Series theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent; (B) Securities of that Series that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any, thereon), and any interest thereon shall have been made available to the Fiscal Agent, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Fiscal Agency Agreement or provision therefor satisfactory to the Fiscal Agent has been made; or (C) Securities of that Series in lieu of or in substitution for which other Securities shall have been authenticated pursuant to this Fiscal Agency Agreement; provided, however, that, in determining whether the holders of the requisite principal amount of Securities Outstanding have taken any action or instruction under this Fiscal Agency Agreement or the Securities, (w) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Stated Maturity Date thereof to such date, (x) if, as of such date, the principal amount payable at the Stated Maturity Date of a Security is not determinable, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 1, (y) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 1, of the principal amount of such Security (or, in the case of a Security described in clause (w) or (x) above, of the amount determined as provided in such clause), and (z) a Security will be disregarded and deemed not to be Outstanding, and may not be counted in a vote or consent solicitation for or against a proposed Modification, if on the record date for the proposed Modification or other action or instruction hereunder, the Security is held by Israel or by a Public Sector Instrumentality, or by a corporation, trust or other legal entity that is controlled by Israel or a Public Sector Instrumentality, except that (1) Securities held by Israel or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by Israel or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Fiscal Agent the pledgee’s right so to act with respect to such Securities and that the pledgee is not Israel or a Public Sector Instrumentality or a corporation, trust or other legal entity controlled by Israel or a Public Sector Instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the Fiscal Agent in accordance with such advice, and any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Fiscal Agent, upon the certificate, statement or opinion of or representations by the Fiscal Agent; and (2) in determining whether the Fiscal Agent will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only Securities that a Responsible Officer of the Fiscal Agent knows to be so owned or controlled will be so disregarded.

(xii)	“Payment Date” means the date described in Section 4.

(xiii)	“Public Sector Instrumentality” means the Bank of Israel, any department, ministry or agency of Israel, and a corporation, trust or other legal entity controlled by Israel or by a Public Sector Instrumentality, if Israel or the Public Sector Instrumentality has the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or to elect or to appoint a majority of the board of directors or other Persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

(xiv)	“Reserve Matter Modification” means any Modification to the terms of the Securities of any Series, or to this Fiscal Agency Agreement insofar as it affects the Securities of any Series, that would: (A) change the date on which any amount is payable on the Securities; (B) reduce the principal amount (other than in accordance with the express terms of the Securities and this Fiscal Agency Agreement) of the Securities; (C) reduce the interest rate on the Securities; (D) change the method used to calculate any amount payable on the Securities (other than in accordance with the express terms of the Securities and this Fiscal Agency Agreement); (E) change the currency or place of payment of any amount payable on the Securities; (F) modify Israel’s obligation to make any payments on the Securities (including any redemption price therefor); (G) change the identity of the obligor under the Securities; (H) change the definition of “Outstanding” or the percentage of affirmative votes or written consents, as the case may be, required for the taking of any action pursuant to Section 11-2(e), Section 11-2(f) or Section 11-2(g); (I) change the definition of “Uniformly Applicable” or “Reserve Matter Modification”; (J) authorize the Fiscal Agent, on behalf of all holders of the Securities, to exchange or substitute all the Securities for, or convert all the Securities into, other obligations or securities of Israel or any other Person (as defined in the Securities); or (K) change the legal ranking, governing law, agreement to arbitrate, submission to jurisdiction in Israel or waiver of immunities provisions of the terms of the Securities.

(xv)	“Responsible Officer” shall mean, when used with respect to the Fiscal Agent, any officer within the corporate trust department of the Fiscal Agent, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in each such case, having direct responsibility for the administration of this Fiscal Agency Agreement.

(xvi)	“Single Series Modification” means a Modification to the terms of the Securities of a single Series, or to this Fiscal Agency Agreement insofar as it affects the Securities of a single Series.

(xvii)	“Single Series Non-Reserve Matter Modification” means a Single Series Modification that does not constitute or include a Reserve Matter Modification.

(xviii)	“Single Series Reserve Matter Modification” means a Single Series Modification that constitutes or includes a Reserve Matter Modification.

(xix)	“Stated Maturity Date” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date expressed in such Security (as such Security may be amended or modified pursuant to Section 11-2) as the fixed date on which the principal of such Securities or interest thereon is due and payable, without giving effect to any acceleration of any Payment Dates pursuant to the terms of such Securities or otherwise.

(xx)	“Uniformly Applicable” in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any series affected by that Modification electing the same option under such menu of instruments).

(b)	Modifications Not Requiring the Consent of Holders. Israel and the Fiscal Agent may, without the vote or consent of any holder of Securities of any Series, agree to a Modification of Securities of such Series, or to this Fiscal Agency Agreement as it relates to that Series, for the purpose of:

(i)	adding to Israel’s covenants for the benefit of the holders;

(ii)	surrendering any right or power conferred upon Israel with respect to Securities of that Series;

(iii)	securing the Securities of that Series;

(iv)	curing any ambiguity or curing, correcting or supplementing any defective provision in the Securities of that Series or the Fiscal Agency Agreement;

(v)	amending the Securities of that Series or this Fiscal Agency Agreement in any manner which Israel and the Fiscal Agent may determine and which does not materially adversely affect the interests of any holders of Securities of that Series; or

(vi)	correcting a manifest error of a formal, minor or technical nature.

Any such technical Modification shall be binding on all holders of Securities of that Series intended to be affected by the Modification and, unless the Fiscal Agent otherwise requires, any such technical Modification shall be notified by Israel to such holders of Securities as soon as practicable thereafter.

(c)	Single Series Non-Reserve Matter Modifications. Single Series Non-Reserve Matter Modifications proposed by Israel that are not covered by Section 11-2(b) may be approved by holders of Securities (by vote at a meeting of holders of Securities or by a written action), and future compliance therewith may be waived, with the written consent of Israel and the affirmative vote (if approved at a meeting of holders of the Securities) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

(d)	Reserve Matter Modification Methods. Reserve Matter Modifications proposed by Israel may be approved by holders of the Securities (by vote at a meeting of holders of the Securities or by a written action) in one of three ways (each, a “Modification Method”):

(i)	for a Single Series Modification, by the holders of the Securities of the Series subject to the proposed Modification,

(ii)	for a proposed Cross-Series Modification with Single Aggregated Voting, by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met, and

(iii)	for a proposed Cross-Series Modification with Two-Tier Voting, by the holders of two or more Series of Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately with respect to each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold.

Israel shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once Israel selects a Modification Method and designates the Series of Securities that will be subject to a proposed Cross-Series Modification, such selection and designation will be final for purposes of that vote or consent solicitation.

Israel may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Securities, or one or more Cross-Series Modifications together with one or more Single Series Reserve Matter Modifications.

(e)	Single Series Reserve Matter Modifications. Any Single Series Reserve Matter Modification may be made, and future compliance therewith may be waived, with the written consent of Israel and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

(f)	Cross-Series Modifications with Single Aggregated Voting. Any Cross-Series Modification with Single Aggregated Voting may be made, and future compliance therewith may be waived, with the written consent of Israel and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

(g)	Cross-Series Modifications with Two-Tier Voting. Any Cross-Series Modification with Two-Tier Voting may be made, and future compliance therewith may be waived, with the written consent of Israel and:

(i)	the affirmative vote or consent of holders of more than 66 2/3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and

(ii)	the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification that is not Uniformly Applicable must be effected pursuant to this Section 11-2(g); a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to Section 11-2(g) or Section 11-2(f), at Israel’s option.

(h)	Modifications Tabulation Agent; Claims Valuation. For the purpose of either administering a vote of holders of the Securities or seeking the consent of holders of the Securities to a written action under this Section 11-2, or for calculating the principal amount of the Securities of any Series eligible to participate in such a vote or consent solicitation or that have given consent to a proposed Modification, Israel may appoint a tabulation agent (the “Modifications Tabulation Agent”).

The Fiscal Agent shall notify the holders of all Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Modifications Tabulation Agent by which the principal amount of each Series of Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than five (5) days prior to the meeting of the holders of the Securities at which such vote shall occur or, in the case of a consent solicitation for written action, at the time such solicitation is made. Israel shall cause the Modifications Tabulation Agent to provide the Fiscal Agent with the methodology at least five (5) Business Days before the Fiscal Agent is required to provide the notification thereof.

The Fiscal Agent shall be entitled to conclusively rely upon any certification delivered by the Modifications Tabulation Agent pursuant to this Section 11-2(h).

The Fiscal Agent shall not be responsible for determining whether the Uniformly Applicable condition has been satisfied.

(i)	Binding Effect. Any Modification consented to or approved by the holders of Securities pursuant to this Section 11-2 will be conclusive and binding on each holder of the relevant Series of Securities or each holder of each Series of Securities affected by a Cross-Series Modification, as the case may be, whether or not a holder has given such consent, and on all future holders of those Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holder of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security.

(j)	Information Delivery Requirement. Before soliciting the consent or the vote of any holder of Securities for a Reserve Matter Modification, Israel shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities (which shall be identified by Israel by Series and security code) that would be affected by that proposed Modification) the following information:

(i)	a description of Israel’s economic and financial circumstances which are, in Israel’s opinion, relevant to the request for the proposed Modification, a description of Israel’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook;

(ii)	if Israel shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(iii)	a description of Israel’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

(iv)	if Israel is then seeking a Reserve Matter Modification affecting any other Series of Securities, a description of that proposed Modification.

(k)	Outstanding Securities. Upon request of the Fiscal Agent, Israel shall furnish to the Fiscal Agent promptly one or more Officer’s Certificates listing and identifying all Securities, if any, known by Israel to be owned or held by or for the account of Israel or any Public Sector Instrumentality; or any corporation, trust or legal entity controlled by Israel or a Public Sector Instrumentality and, subject to Section 8, the Fiscal Agent shall be entitled to accept such Officer’s Certificate or Certificates as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

(l)	Certification of Disenfranchised Securities. Prior to any vote on, or consent solicitation for, a Modification, Israel shall deliver to the Fiscal Agent a certificate signed by an Authorized Official specifying any Securities that are deemed not to be Outstanding for the purpose of Section 11-2(k).”

5. Addition of Section 18 of the Fiscal Agent Agreement. A new Section 18 is added to the Fiscal Agency Agreement, to read in full as follows:

“Illegality. Notwithstanding anything else herein contained, the Fiscal Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Israel, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.”

6. Amendment of Paragraph 1 of Exhibit A to the Fiscal Agency Agreement. The following paragraph within Paragraph 1 of the Form of Reverse of Security which currently reads:

“The Securities constitute direct, unconditional, unsecured and general obligations of Israel without any preference one over the other, and the full faith and credit of Israel is pledged for the due and punctual payment thereof and for the due and timely performance of all obligations of Israel with respect thereto. The Securities of each Series rank pari passu, without any preference among themselves. The payment obligations of Israel under this Series of Securities will at all times rank at least equally with all other payment obligations of Israel relating to unsecured, unsubordinated External Indebtedness of Israel.”

is hereby amended and restated in its entirety as follows:

“The Securities constitute and will constitute direct, general, unconditional, unsecured and unsubordinated External Indebtedness of Israel for which the full faith and credit of Israel is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated External Indebtedness of Israel. It is understood that this provision shall not be construed so as to require Israel to make payments under the Securities ratably with payments being made under any other External Indebtedness.”

7. Amendment of Paragraph 1 of Exhibit A to the Fiscal Agency Agreement. The definition of “External Indebtedness” within Paragraph 1 of the Form of Reverse of Security is hereby amended and restated in its entirety as follows:

““External Indebtedness” means Indebtedness which is payable by its terms or at the option of its holder in any currency other than the currency of Israel (other than any such Indebtedness that is originally issued within Israel).”

8. Amendment of Paragraph 1 of Exhibit A to the Fiscal Agency Agreement. The definition of “Indebtedness” within Paragraph 1 of the Form of Reverse of Security is hereby amended and restated in its entirety as follows:

““Indebtedness” means all unsecured and unsubordinated obligations of Israel in respect of money borrowed and Guarantees given by Israel in respect of money borrowed by others.”

9. Amendment of Paragraph 7 of Exhibit A to the Fiscal Agency Agreement. Paragraph 7 and Alternative Paragraph 7 of the Form of Reverse of Security are hereby amended and restated in its entirety as follows:

“7. If one or more of the following events shall have occurred and be continuing (each an “Event of Default”):

(a)	Israel fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b)	Israel defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is materially prejudicial to the interests of the holders of the Securities and not remedied within 60 days after written notice of such default shall have been given to Israel by the holder of any Security at the corporate trust office of the Fiscal Agent in The City of London; or

(c)	Israel declares a moratorium with respect to the payment of principal of or interest on Securities of a series which is materially prejudicial to the holders of the Securities of such series;

then the registered holder of this Security may, at such holder’s option so long as an Event of Default is continuing, declare [If the Security is not an Original Issue Discount Security—the principal of the Security of this Series and interest accrued thereon] [If the Security is an Original Issue Discount Security —an amount of principal of the Security of this series determined as hereinafter provided] to be due and payable immediately by written demand given to the Fiscal Agent and to Israel at the office of the Fiscal Agent by such holder, and unless prior to receipt of such written demand by the Fiscal Agent all such defaults shall have been cured, [If the Security is not an Original Issue Discount Security — the principal of the Security of this Series and interest accrued thereon] [If the Security is an Original Issue Discount Security —such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this Series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this Series then Outstanding. [If the Security is an Original Issue Discount Security —The amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which declaration shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 50% in aggregate principal amount of the Securities of this Series then Outstanding in accordance with the procedures set forth in paragraph 9 below.”

10. Amendment of Paragraph 9 of Exhibit A to the Fiscal Agency Agreement. Paragraph 9 and Alternative Paragraph 9 of the Form of Reverse of Security are hereby amended and restated in its entirety as follows:

“9. The Fiscal Agency Agreement sets forth the provisions for the convening of meetings of holders of Securities and actions taken by written consent of the holders of Securities, as well as the provisions for modification of this Security and the Fiscal Agency Agreement itself.”

11. Amendment of Paragraph 10 of Exhibit A to the Fiscal Agency Agreement. Paragraph 10 and Alternative Paragraph 10 of the Form of Reverse of Security are hereby deleted in its entirety and replaced with the following language:

“10. Reserved.”

12. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

14. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY ISRAEL SHALL BE GOVERNED BY THE LAWS OF ISRAEL.

15. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

THE GOVERNMENT OF ISRAEL

on behalf of the STATE OF ISRAEL,

By: __________________________

Name:

Title:

THE GOVERNMENT OF ISRAEL

on behalf of the STATE OF ISRAEL,

By: __________________________

Name:

Title:

CITIBANK, N.A.

as Fiscal Agent

By: __________________________

Name:

Title:

[Signature Page to Amendment No. 2 to Fiscal Agency Agreement]